Exhibit 99.1

JUPITER GATHERING SYSTEM

Report of Independent Auditors

The Board of Managers of EQT Gathering, LLC and the Board of Directors of EQT Midstream Services, LLC, the general partner of EQT Midstream Partners, LP

We have audited the accompanying financial statements of the Jupiter Gathering System, which comprise the balance sheets as of December 31, 2013 and 2012 and the related statements of operations, parent net equity and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Jupiter Gathering System at December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2013 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
April 24, 2014

JUPITER GATHERING SYSTEM

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31,

	2013	2012	2011
		(Thousands)
Operating revenues	$117,821	$63,095	$41,373

Operating expenses:
Operating and maintenance	6,624	4,845	3,094
Selling, general and administrative	7,604	4,588	2,374
Depreciation and amortization	4,734	3,791	2,816
Total operating expenses	18,962	13,224	8,284

Operating income	98,859	49,871	33,089

Income tax expense	37,519	18,752	12,448
Net income	$61,340	$31,119	$20,641

JUPITER GATHERING SYSTEM

STATEMENTS OF PARENT NET EQUITY

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

(Thousands)
Balance at January 1, 2011	$56,269
Net change in parent advances	(3,136)
Net income	20,641
Balance at December 31, 2011	$73,774
Net change in parent advances	(23,090)
Net income	31,119
Balance at December 31, 2012	$81,803
Net change in parent advances	(60,814)
Net income	61,340
Balance at December 31, 2013	$82,329

The accompanying notes are an integral part of these financial statements.

JUPITER GATHERING SYSTEM

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31,

	2013	2012	2011
		(Thousands)
Cash flows from operating activities:
Net income	$61,340	$31,119	$20,641
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,734	3,791	2,816
Deferred income taxes	6,601	5,003	16,589
Changes in operating assets and liabilities:
Accounts receivable - affiliate	(2,699)	(4,086)	(186)
Accounts payable	(1,279)	(328)	1,007
Taxes payable and other liabilities	17,340	17,330	(2,710)
Net cash provided by operating activities	86,037	52,829	38,157

Cash flows from investing activities:
Capital expenditures	(25,223)	(29,739)	(35,021)
Net cash used in investing activities	(25,223)	(29,739)	(35,021)

Cash flows from financing activities:
Net change in parent advances	(60,814)	(23,090)	(3,136)
Net cash used in financing activities	(60,814)	(23,090)	(3,136)

Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—
Cash and cash equivalents at end of year	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

JUPITER GATHERING SYSTEM

BALANCE SHEETS

YEARS ENDED DECEMBER 31,

	2013	2012
ASSETS	(Thousands)
Current assets:
Cash and cash equivalents	$—	$—
Accounts receivable - affiliate	10,862	8,163
Deferred income taxes	496	311
Total current assets	11,358	8,474

Property, plant and equipment	156,384	131,161
Less: accumulated depreciation	(10,329)	(6,529)
Net property, plant and equipment	146,055	124,632

Total assets	$157,413	$133,106

LIABILITIES AND PARENT NET EQUITY

Current liabilities:
Accounts payable	$1,523	$2,802
Taxes payable	30,918	13,749
Other current liabilities	2,803	1,692
Total current liabilities	35,244	18,243

Deferred income taxes	39,840	33,060
Total liabilities	75,084	51,303

Parent net equity	82,329	81,803
Total liabilities and parent net equity	$157,413	$133,106

The accompanying notes are an integral part of these financial statements.

JUPITER GATHERING SYSTEM

NOTES TO FINANCIAL STATEMENTS

1.                                      Financial Statements

Description of Business and Basis of Presentation

The Jupiter Gathering System (Jupiter) is engaged in the business of gathering and compressing natural gas.  Jupiter is primarily located in Greene and Washington counties, Pennsylvania, and includes approximately 35 miles of gathering lines and 2 compressor stations, with approximately 225 MMcfd (million cubic feet per day) of total compression capacity and 21,300 horsepower.  Jupiter has access to 6 interconnect points with the interstate transmission pipeline and storage system owned and operated by Equitrans, LP (Equitrans), a wholly owned subsidiary of EQT Midstream Partners, LP (the Partnership).

The Jupiter Gathering System is owned by EQT Gathering, LLC (EQT Gathering), a wholly owned subsidiary of EQT Corporation (EQT).  Operational support for Jupiter is provided by EQT Gathering, which is engaged in certain midstream business operations. EQT Gathering’s employees manage and conduct the daily business operations of Jupiter.

The financial statements were prepared from separate records maintained by EQT and EQT Gathering and may not necessarily be indicative of the conditions that would have existed, or the results of operations, if Jupiter had been operated as an unaffiliated entity.  Transactions between Jupiter and EQT Gathering, EQT or EQT’s other subsidiaries have been identified in the financial statements as transactions between affiliates.

Significant Accounting Policies

Use of Estimates:  The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Cash and Cash Equivalents:  Jupiter participates in EQT’s cash management program.  As a result, EQT provided cash as needed to support Jupiter’s operations and collected cash from the services provided by Jupiter. Consequently, the accompanying balance sheet does not include any cash balances. Net cash received from EQT is reflected as a component of the net change in parent advances on the accompanying statements of parent net equity and cash flows. See Note 2 for information on EQT’s cash management program.

Fair Value of Financial Instruments: The carrying value of accounts payable and accounts receivable - affiliate approximates fair value due to the short maturity of the instruments.

Revenue Recognition: Revenue related to the gathering of natural gas is recognized in the period service is provided.

Property, Plant and Equipment (PP&E): Jupiter’s property, plant and equipment are stated at depreciated cost. Maintenance projects that do not increase the overall life of the related assets are expensed as incurred. Expenditures that extend the useful life of the underlying asset are capitalized.

Depreciation is recorded using composite rates on a straight-line basis. The overall rate of depreciation for the years ended December 31, 2013, 2012 and 2011 were approximately 2.6%, 2.8% and 2.4%, respectively. The estimated useful lives for the Jupiter gathering assets range from 25 years to 50 years.

Whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, Jupiter reviews its long-lived assets for impairment by first comparing the carrying value of the assets to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the assets. The gathering system is evaluated as one asset group for impairment purposes because the cash flows are not independent of one another. If the carrying value exceeds the sum of the assets’ undiscounted cash flows, Jupiter would estimate an impairment loss equal to the difference between the carrying value and the fair value of the assets.

Asset Retirement Obligations: EQT Gathering operates and maintains the Jupiter Gathering System, and intends to do so as long as supply and demand for natural gas exists, which is expected for the foreseeable future. Therefore,

JUPITER GATHERING SYSTEM

NOTES TO FINANCIAL STATEMENTS

management believes that it cannot reasonably estimate the asset retirement obligations for its natural gas gathering system assets as these assets have indeterminate lives.

Income Taxes: Jupiter’s income is currently included in EQT’s consolidated federal tax return. Jupiter is part of EQT Gathering, which is a Delaware limited liability company that is a disregarded entity for federal income tax purposes. The current provision for income taxes represents amounts paid or estimated to be payable, net of amounts refunded or estimated to be refundable, by or to EQT as a result of Jupiter’s operations. Current federal income tax balances of all subsidiary companies are settled with EQT, which makes all consolidated tax payments. The consolidated federal income tax is allocated among the groups’ members on a separate-return basis with tax credits allocated to those members who generate the credits.

Deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion of the deferred tax asset will not be realized.

In accounting for uncertainty in income taxes of a tax position taken or expected to be taken in a tax return, Jupiter utilizes a recognition threshold and measurement attribute for the financial statement recognition and measurement. The recognition threshold requires Jupiter to determine whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If it is more likely than not that a tax position will be sustained, then Jupiter must measure the tax position to determine the amount of benefit to recognize in its financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. If applicable, Jupiter recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense.  Jupiter had no material uncertain tax positions for the years ended December 31, 2013, 2012 or 2011.

2.                          Related-Party Transactions

In the ordinary course of business, Jupiter has transactions with affiliated companies.

Accounts receivable—affiliate represents amounts due from subsidiaries of EQT related to gathering services. For the years ended December 31, 2013, 2012 and 2011, substantially all of Jupiter’s revenues are from services provided to subsidiaries of EQT.

Jupiter participates in EQT’s cash management program.  Therefore, EQT records all cash receipts from Jupiter’s operations and makes all cash disbursements on its behalf.  It was never the intent of EQT that the resulting intercompany balances with Jupiter be settled in cash.  As a result, the accompanying balance sheets do not include any amounts due to or due from related parties as these balances are considered capital transactions. EQT did not charge interest on these balances.  These capital transactions are recorded in net parent advances in equity.

The personnel who operate Jupiter are employees of EQT or its subsidiaries. The financial statements include expenses allocated to Jupiter by EQT and its subsidiaries for those employees as well as for a portion of the general and administrative personnel whose efforts benefit Jupiter.  These allocations are included in operating and maintenance or selling, general and administrative expenses on the statements of operations.

Jupiter is allocated a portion of indirect operating and maintenance expense incurred by EQT Gathering.  For the years ended December 31, 2013, 2012 and 2011, operating and maintenance expenses allocated to Jupiter were approximately $2.2 million, $1.5 million and $1.0 million, respectively.

Jupiter receives centralized services such as legal, cash management, tax, procurement and other shared services provided by EQT and its subsidiaries. A portion of EQT’s expense for these centralized services is allocated to Jupiter.  For the years ended December 31, 2013, 2012 and 2011, selling, general and administrative expenses allocated to Jupiter were approximately $7.6 million, $4.6 million and $2.4 million, respectively.

JUPITER GATHERING SYSTEM

NOTES TO FINANCIAL STATEMENTS

Jupiter is also allocated a portion of depreciation expense for shared assets owned by EQT and EQT Gathering such as information technology, hardware, software and vehicles.  For the years ended December 31, 2013, 2012, and 2011 allocated depreciation expense was $0.9 million, $0.5 million, and $0.6 million, respectively.  These amounts are presented as part of depreciation expense on the statements of operations.

All expense allocations are based on Jupiter’s proportional share of EQT’s expenses utilizing factors such as volumes transported, miles of pipeline and compression horsepower.  EQT management believes allocating these expenses to Jupiter is necessary and appropriate as a portion of the expenses incurred by EQT and its subsidiaries benefits Jupiter.

3.                                      Income Taxes

The components of the federal income tax expense (benefit) are as follows:

	Years Ended December 31,
	2013	2012	2011
		(Thousands)
Current:
Federal	$27,701	$12,237	$(4,150)
State	3,217	1,512	9
Total current	30,918	13,749	(4,141)
Deferred:
Federal	5,334	4,524	15,268
State	1,267	479	1,321
Total deferred	6,601	5,003	16,589
Total	$37,519	$18,752	$12,448

Income tax expense differed from amounts computed at the federal statutory rate of 35% on pre-tax net income as follows:

	Years Ended December 31,
	2013	2012	2011
		(Thousands)
Tax at statutory rate	$34,601	$17,455	$11,581
State income taxes	2,914	1,294	865
Other	4	3	2
Income tax expense	$37,519	$18,752	$12,448

Effective tax rate	38.0%	37.6%	37.6%

The following table summarizes the source and tax effects of temporary differences between financial reporting and tax basis of assets and liabilities.

	December 31,
	2013	2012
	(Thousands)
Total deferred income tax (assets)/liabilities:
Tax depreciation in excess of book (long term liability)	$39,840	$33,060
Other (current asset)	(496)	(311)
Total net deferred income tax liabilities	$39,344	$32,749

JUPITER GATHERING SYSTEM

NOTES TO FINANCIAL STATEMENTS

At December 31, 2013 and 2012, there was no valuation allowance relating to deferred tax assets as the entire balance was expected to be realized as of that date. The deferred tax liabilities principally consist of temporary differences between financial and tax depreciation on Jupiter’s property, plant and equipment.

4.                          Concentrations of Credit Risk

Jupiter is subject to the credit risk of EQT, as substantially all of Jupiter’s accounts receivable are due from EQT and its subsidiaries. At December 31, 2013, 2012 and 2011, there was no allowance for doubtful accounts as substantially all of the accounts receivable balances at those dates were expected to be realized.

5.                          Commitments and Contingencies

Jupiter is subject to various federal, state and local environmental and environmentally related laws and regulations. These laws and regulations, which are constantly changing, can require expenditures for remediation and may in certain instances result in assessment of fines. Jupiter has established procedures for ongoing evaluation of its operations to identify potential environmental exposures and assure compliance with regulatory policies and procedures. If applicable, the estimated costs associated with identified situations that require remedial action are accrued. Ongoing expenditures for compliance with environmental law and regulations, including investments in plant and facilities to meet environmental requirements, have not been material. Management believes that any such required expenditures will not be significantly different in either nature or amount in the future and does not know of any environmental liabilities that will have a material effect on its business, financial condition, results of operations or liquidity.

In the ordinary course of business, various legal and regulatory claims and proceedings may be pending or threatened against Jupiter.  While the amounts claimed may be substantial, Jupiter is unable to predict with certainty the ultimate outcome of such claims and proceedings.  Jupiter accrues legal or other direct costs related to loss contingencies when actually incurred.  Jupiter establishes reserves when it believes it is appropriate for pending matters and, after consultation with counsel and giving appropriate consideration to available insurance, Jupiter believes that the ultimate outcome of any matter currently pending against it will not materially affect its business, financial condition, results of operations or liquidity.

6.                          Subsequent Events

Subsequent events have been evaluated through April 30, 2014, the date the financial statements were available to be issued.

On April 30, 2014, EQM Gathering Opco, LLC (EQM Gathering), a subsidiary of the Partnership, the Partnership, EQT Midstream Services, LLC and EQT Gathering entered into a contribution agreement pursuant to which EQT Gathering agreed to contribute to EQM Gathering the assets constituting the Jupiter Gathering System in exchange for consideration consisting of approximately $1,121 million cash and $59 million of Partnership common and general partner units. The transaction, which is subject to customary closing conditions, is expected to close in May 2014. All of the parties to the Agreement are subsidiaries or affiliates of EQT.